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                                                                    Exhibit 23.1

                  Independent Auditors' Report on Financial
                        Statement Schedule and Consent


The Board of Directors
Universal Compression Holdings, Inc:

The audits referred to in our report dated November 21, 1997, included the related financial statement schedule for each of the years in the three-year period ended March 31, 1997, included in the registration statement. This financial statement schedule is the responsiblity of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statements schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the references to our firm under the headings "Summary Historical and Pro Forma Financial and Other Data" and "Experts" in the prospectus.


KPMG Peat Marwick LLP


New Orleans, Louisiana
March 19, 1998